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                                                              Exhibit 10.2.5


                             FM PRECISION GOLF CORP.

                             1997 STOCK OPTION PLAN


                                 MARCH 13, 1997


                                    PREAMBLE:


               1. FM PRECISION GOLF CORP., a Delaware corporation (the "Company"), by means of this 1997 Stock Option Plan (the "Plan"), desires to attract and retain capable employees, officers, directors and consultants and to provide them with long term incentives to continue their services to the Company, to maximize the value of the Company to its stockholders and to acquire a continuing ownership interest in the Company.

               2. The Company has determined that the foregoing objectives will be promoted by granting Options (as hereinafter defined) under this Plan to certain employees, officers, directors and consultants of the Company and of its affiliated entities, if any, pursuant to this Plan.

                                     TERMS:


ARTICLE 1. DEFINITIONS.

               Section 1.1. General. Certain words and phrases used in this Plan shall have the meanings given to them below in this section:

               "Affiliate" means any parent corporation of the Company, any Subsidiary of the Company or any of its parent corporations and any other entity that is controlled by the Company or is under common control with the Company or in which the Company has a significant equity interest.

               "Board of Directors" means the board of directors of the Company.

               "Code" means the Internal Revenue Code of 1986 and the regulations thereunder, as now in effect or hereafter amended.

               "Committee" means the Committee of the Board of Directors that administers the Plan under Section 2.1 below.

               "Consultant" means any person who provides services to the Company or any Affiliate (other than in connection with the offer or sale of securities of the Company in a capital raising transaction), who is an Employee.

               "Date of Grant" means the date an Option is first granted.

               "Director" means a member of the Board of Directors.

               "Employee" means any employee, director or officer of the Company or any Affiliate and includes consultants and advisers who render bona fide services to the Company or any Affiliate which are not in connection with the offer and sale of securities in a capital raising transaction within the meaning of General Instruction A.1. to Form S-8 promulgated by the Securities and Exchange Commission under the Securities Act..

               "Employment" means to act as an Employee of the Company as the term employee is broadly defined above.
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               "Exchange Act" means the Securities Exchange Act of 1934 and the regulations thereunder, as now in effect or hereafter amended.

               "Exercise Price" means, with respect to an Option, the amount of consideration that must be delivered to the Company in order to purchase a single Share thereunder.


               "Grantee" means any Participant to whom an Option has been granted.

               "Holder" means any Grantee who holds a valid Option and any heir or legal representative to whom such Grantee's Option has been transferred by will or the laws of descent and distribution.

               "Incentive Stock Option" means a Stock Option intended to comply with the terms and conditions set forth in Section 422 of the Code.

               "Nonqualified Option" means a Stock Option other than an Incentive Stock Option.

               "Officer" means an officer of the Company or an Affiliate as defined in 17 C.F.R. Section 240.16a-1(f) as now in effect or hereafter amended.

               "Option" or "Stock Option" means a right granted under Article 5 of the Plan to a Grantee to purchase a stated number of Shares.

               "Option Agreement" means an agreement between the Grantee and the Company setting forth rights and obligations with respect to the Option and related issues.

               "Option Certificate" means a certificate of the Company evidencing an Option substantially in the form attached hereto.

               "Participant" means a person who is eligible to receive an Option under the Plan.

               "Plan" means this Plan as it may be amended or restated from time to time.

               "SEC" means the Securities and Exchange Commission.

               "Securities Act" means the Securities Act of 1933, as amended.

               "Shares" means the shares of Common Stock, par value $.01 per share.

               "Subsidiary" means each partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company or other entity of which or in which the Company or its other Subsidiaries own directly or indirectly 51% or more of (a) the combined voting power of all classes of stock having general voting power under ordinary circumstances to elect a majority of the board of directors or equivalent body of such entity, if it is a corporation or similar entity; (b) the capital interest or profits interest of such entity, if it is a partnership, joint venture or similar entity; or (c) the beneficial interest of such entity if it is a trust, association or other unincorporated organization.


               "Termination Without Cause" means a termination by the Company or an Affiliate of the employment relationship, officer status, director status or consulting status of a Grantee with the Company or an Affiliate that is not for cause and is not occasioned by the resignation, death or disability of the Grantee.

               Section 1.2. Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles.

               Section 1.3. Effect of Definitions. The definitions set forth in
Section 1.1 above shall apply equally to the singular, plural, adjectival, adverbial and other forms of any of the words and phrases defined regardless of whether they are capitalized.

ARTICLE 2. ADMINISTRATION.

               Section 2.1. Committee. The Plan shall be administered by the Compensation Committee of the Board of Directors.
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               Section 2.2. Authority. Subject to the express provisions of the
Plan and in addition to the powers granted by other sections of the Plan, the Committee has the authority, in its discretion, to (a) determine the Participants, grant Options and determine their timing, pricing and amount; (b) define, prescribe, amend and rescind rules, regulations, procedures, terms and conditions relating to the Plan; (c) make all other determinations necessary or advisable for administering the Plan including, but not limited to, interpreting the Plan, correcting defects, reconciling inconsistencies and resolving ambiguities; and (d) review and resolve all claims of Employees, Grantees, Holders and Participants. The actions and determinations of the Committee on matters related to the Plan shall be conclusive and binding upon the Company and all Employees, Grantees, Holders and Participants.

ARTICLE 3. SHARES.

               Section 3.1. Number. The aggregate number of Shares offered and sold under the Plan shall not exceed 40.66 Shares.

               Section 3.2. Anti-Dilution.

                             (a) If the Shares are split or if a dividend of
Shares is paid on the Shares, the number of Shares on which each then outstanding Option is based and the number of Shares as to which Options may be granted under this Plan shall be increased automatically by the ratio between the number of Shares outstanding immediately after such event and the number of Shares outstanding immediately before such event and the Exercise Price thereof shall be decreased automatically by the same ratio. If the Shares are combined into a lesser number of Shares, the number of Shares for which each then outstanding Option is based and the number of Shares as to which Options may be granted under the Plan shall be decreased automatically by such ratio and the Exercise Price thereof shall be increased automatically by such ratio.

                             (b) If any other change occurs in the Shares,
through recapitalization, merger, consolidation or exchange of shares or otherwise, there shall automatically be substituted for each Share subject to an unexercised Option and each Share available for additional grants of Options, the number and kind of shares or other securities into which each outstanding Share was changed, and the Exercise Price shall be increased or decreased proportionally so that the aggregate Exercise Price for the securities subject to each Option shall remain the same as immediately before such event. In addition, the Committee may make such further equitable adjustments in the Plan and the then outstanding Options as are deemed necessary and appropriate by the Committee including, but not limited to, changing the number of Shares reserved under the Plan or covered by outstanding Options, the Exercise Price of outstanding Options and the vesting conditions of outstanding Options.

               Section 3.3. Source. Except as otherwise determined by the Board of Directors, the Shares issued under the Plan shall be drawn from the Company's authorized but unissued Shares. However, Shares which are to be delivered under the Plan may be obtained by the Company from its treasury, by purchases on the open market or from private sources, as well as by issuing authorized but unissued Shares. The proceeds of the exercise of any Option shall be general corporate funds of the Company. No Shares may be sold under any Option for less than the par value thereof.

               Section 3.4. Rights of a Shareholder. No Holder or other person claiming under or through any Holder shall have any right, title or interest in or to any Shares allocated or reserved under the Plan or subject to any Option except as to such Shares, if any, for which certificates representing such Shares have been issued to such Holder.

               Section 3.5. Securities Laws. The Shares sold under the Plan are deemed to be restricted securities until the Plan is subject to an effective registration statement under the Securities Act.

               Section 3.6. Option Agreement. If there is no public market for the Shares at the time an Option is granted, a Holder may be required to execute and deliver to the Company an Option Agreement.
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ARTICLE 4. ELIGIBILITY.

               Only Employees shall be eligible to receive Options under Article 5 below.

ARTICLE 5. STOCK OPTIONS.

               Section 5.1. Determinations. The Committee shall determine which Participants shall be granted Options, the number of Shares for which the Options may be exercised, the times when they shall receive them and the terms and conditions of individual Option grants (which need not be identical).

               Section 5.2. Exercise Price. The Committee shall determine the Exercise Price of each Option at the time that it is granted

               Section 5.3. Term. Subject to the rule set forth in the next sentence, the Committee shall determine the times when an Option vests and the term during which an Option is exercisable at the time that it is granted. No Option shall be exercisable after the expiration of ten years from the Date of Grant. If no express determination of the times when Options are exercisable is made by the Committee:

(a) each Option shall vest and first become exercisable as to 25% of the Shares subject to such Option on each of the first four anniversaries of the Date of Grant provided the Grantee has been an Employee continuously during the time beginning on the Date of Grant and ending on the date when such portion vests and first becomes exercisable; and

(b) each Option shall lapse and cease to be exercisable upon the earliest of:

(i) ten years after the Date of Grant,

(ii) nine months after the Grantee ceases to be an Employee because of death or disability,

(iii) 90 days after the Termination Without Cause of the Grantee's Employment with the Company, or

(iv) immediately upon termination of the Grantee's Employment with the Company by the Company for cause or by the Grantee's resignation.

               Section 5.4. Not Incentive Stock Options. All Options are Nonqualified Options and no Option shall be treated as an Incentive Stock Option.

               Section 5.5. Exercise. An Option shall be exercised by the delivery of the Option Certificate therefor, with the notice of exercise attached thereto properly completed and duly executed by the Holder, to the Treasurer of the Company, together with the aggregate Exercise Price for the number of Shares as to which the Option is being exercised, after the Option has become exercisable and before it has ceased to be exercisable. An Option may be exercised as to less than all of the Shares purchasable thereunder, but not for a fractional share unless it is exercised as to all of the Shares then available thereunder. If an Option is exercised as to less than all of the Shares purchasable thereunder, a new duly executed Option Certificate reflecting the decreased number of Shares exercisable under such Option, but otherwise of the same tenor, shall be returned to the Holder. The Committee may, in its sole discretion and upon such terms and conditions as it shall determine at or after the Date of Grant, permit the Exercise Price to be paid in cash, by the tender to the Company of Shares owned by the Holder, by the tender to the Company of a note, or by a combination thereof. If the Committee does not make such determination, the Exercise Price shall be paid in cash. If any portion of the Exercise Price of an Option is payable in cash, it may be paid by (a) delivery of a certified or cashier's check payable to the order of the Company in such amount, (b) wire transfer of immediately available funds to a bank account designated by the Company or (c) reduction of a debt of the Company to the Holder. If any portion of the Exercise Price of an Option is payable in Shares, it may be paid by delivery of certificates representing a number of Shares having a total fair market value on the date of exercise equal to or greater than the required amount, duly endorsed for transfer with all signatures guaranteed by a medallion signature guarantee. If more Shares than are necessary to pay such Exercise Price based on their fair market value on the date of exercise are delivered to the Company, it shall return to the Holder a certificate for the balance of the whole number of Shares and a check payable to the order of the Holder for any fraction of a Share. Shares may not be delivered to the Company as payment for the
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exercise of an Option if such Shares have been owned by the Holder (together with his or her decedent or testator) for less than six months, if such delivery would require the Holder to pay to the Company any gain under the provisions of
Section 16(b) of the Exchange Act, or if such Shares were acquired upon the exercise of an Incentive Stock Option and their disposition would be taxable. Promptly after an Option is properly exercised, the Company shall issue to the Holder a certificate representing the Shares purchased thereunder.

               Section 5.6. Option Certificate and Option Agreement. Promptly after the Date of Grant, the Company shall duly execute and deliver to the Grantee an Option Certificate setting forth the terms of the Option. Option Certificates are not negotiable instruments or securities (as such term is defined in Article 8 of the Uniform Commercial Code). Lost and destroyed Option Certificates may be replaced without bond.


ARTICLE 6. PROVISIONS APPLICABLE TO ALL OPTIONS.

               Section 6.1. Reserved.

               Section 6.2. Withholding. The Company shall have the right to withhold from any payments due under any Option or due to any Holder from the Company as compensation or otherwise the amounts of any federal, state or local withholding taxes not paid by the Holder at the time of the exercise or vesting of any Option. If cash payments sufficient to allow for withholding of taxes are not made at the time of exercise or vesting of an Option, the Holder exercising such Option shall pay to the Company an amount equal to the withholding required to be made less the withholding otherwise made in cash or, if allowed by the Committee in its discretion and pursuant to rules adopted by the Committee consistent with Section 5.5 above, Shares previously owned by the Holder. The Company may make such other provisions as it deems appropriate to withhold any taxes the Company determines are required to be withheld in connection with the exercise of any Option, including, but not limited to, the withholding of Shares from an Option upon such terms and conditions as the Committee may provide. The Company may require the Holder to satisfy any relevant withholding requirements before issuing Shares or delivering any Option to the Holder.

               Section 6.3. Disability. If a Grantee who is an Employee is absent from work because of a physical or mental disability, for purposes of the Plan such Grantee will not be considered to have ended his or her Employment with the Company while such Grantee has that disability, unless he or she resigns or terminates such relationship, a termination occurs under the provisions of any agreement between the Grantee and the Company or the Committee decides in circumstances where there is no such agreement.

               Section 6.4. Merger of the Company. If the Company merges or consolidates with or sells substantially all of its assets to a person that was not one of its Affiliates before such transaction, or any such unaffiliated person or corporation has publicly announced a tender offer to purchase more than 20% of the outstanding voting securities of the Company, the Committee, in its discretion, may provide that, for a period of 30 days, not extending beyond the ten year period referred to in Section 5.3 above, from the date of execution of the acquisition agreement in final definitive form or the announcement of such offer, notwithstanding the provisions of any Option, any Option may be exercised in whole or in part during such 30 day period or that upon the termination of such 30 day period any such Option shall expire and be null and void.

               Section 6.5. Surrender and Exchange. The Committee may permit the voluntary surrender of all or a portion of any Option to be conditioned upon the granting to the Holder of a new Option for the same or a different number of Shares as the Option surrendered, or may require such voluntary surrender as a condition precedent to a grant of a new Option to such Holder. Subject to the provisions of the Plan, such new Option shall be exercisable at the price, during the period and on such other terms and conditions as are specified by the Committee at the time the new Option is granted. Upon surrender, the Option surrendered shall be canceled and the Shares previously subject to it shall be available for the grant of other Options.

               Section 6.6. Acceleration. Notwithstanding anything else in the Plan, the Committee may, in its
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sole discretion, at any time or from time to time, accelerate the time at which any Options mature or vest or waive any provisions of the Plan relating to the manner of payment or procedures for the exercise or maturity of any Option; provided that any acceleration of the maturity of an Option may only occur in connection with any merger of the Company, sale of substantially all of the assets of the Company, or sale of a controlling interest in the Shares of the Company. Any such acceleration may be made effective (a) with respect to one or more or all Holders, (b) with respect to some or all of the Shares subject to or forming the basis for any Option to any Holder or (c) for a period of time ending at or before the expiration date of any Option.

               Section 6.7. Actions by Committee After Grant. The Committee shall have, subject to the written consent of the Holder where the action impairs or adversely alters the rights of the Holder, the right, at any time and from time to time after the Date of Grant of any Option, to modify the terms of any Option.

ARTICLE 7. GENERAL PROVISIONS.

               Section 7.1. No Right to Employment. Nothing in the Plan or any Option or any instrument executed pursuant to the Plan will confer upon any Grantee any right to continue to be employed by or provide services to the Company or affect the right of the Company to terminate the Employment of any Grantee or its other relationship with any Grantee.

               Section 7.2. Limited Liability. The liability of the Company under this Plan or in connection with any exercise of any Option is limited to the obligations expressly set forth in the Plan and in the grant of any Option, and no term or provision of this Plan nor of any Option shall be construed to impose any duty, obligation or liability on the Company not expressly set forth in the Plan or any grant of any Option.

               Section 7.3. Assumption of Options. Upon the dissolution or liquidation of the Company, or upon a reorganization, merger or consolidation of the Company with one or more other entities as a result of which the Company is not the surviving entity, or upon a sale of substantially all the assets of the Company to another entity, any Options outstanding theretofore granted or sold hereunder must be assumed by the surviving or purchasing entity, with appropriate adjustments as to the number and kind of shares and price. Nothing in this Section 7.3 shall be deemed to alter or supersede any provision of the Plan contained in Sections 6.4 or 6.6.

               Section 7.4. No Transfer. No Option or other benefit under the Plan may be sold, pledged or otherwise transferred other than by will or the laws of descent and distribution; and no Option may be exercised during the life of the Grantee to whom it was granted except by such Grantee.

               Section 7.5. Expenses. All costs and expenses incurred in connection with the administration of the Plan including any excise tax imposed upon the transfer of Shares pursuant to the exercise of an Option shall be borne by the Company.

               Section 7.6. Notices. Notices and other communications required or permitted to be made under the Plan shall be in writing and shall be deemed to have been duly given only if personally delivered or if sent by first class mail addressed (a) if to a Holder, at his or her residence address set forth in the records of the Company or (b) if to the Company, to its President at its principal executive office.

               Section 7.7. Third Parties. Nothing herein expressed or implied is intended or shall be construed to give any person other than the Holders any rights or remedies under this Plan.

               Section 7.8. Saturdays, Sundays and Holidays. Where this Plan authorizes or requires a payment or performance on a Saturday, Sunday or public holiday, such payment or performance shall be deemed to be timely if made on the next succeeding business day.

               Section 7.9. Rules of Construction. The captions and section numbers appearing in this Plan are inserted only as a matter of convenience. They do not define, limit or describe the scope or intent of the provisions of this Plan. In this Plan words in the singular number include the plural, and in the plural include the singular; and words of the masculine gender include the feminine and the neuter and, when
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the sense so indicates, words of the neuter gender may refer to any gender.

               Section 7.10. Governing Law. The validity, terms, performance and enforcement of this Plan shall be governed by laws of the State of Delaware that are applicable to agreements negotiated, executed, delivered and performed solely in the State of Delaware.

               Section 7.11. Effective Date of the Plan. The Plan shall become effective upon its approval by the Board of Directors.

               Section 7.12. Amendment and Termination. The Board of Directors may at any time terminate the Plan or make such amendment of the Plan as it may deem advisable provided, however, that no amendment or termination of the Plan shall be effective to alter or impair the rights of a Holder under any Option granted before the adoption of such amendment or termination by the Board of Directors, without the written consent of such Holder. No termination or amendment of this Plan or any Option nor waiver of any right or requirement under this Plan or any Option shall be binding on the Company unless it is in a writing duly entered into its records and executed by a duly authorized Officer.